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                                                                   EXHIBIT 10.12
                           PCS DEALER AGREEMENT

     This PCS Dealer Agreement ("Agreement"), entered into this 13th day of May, 1998, by and between LOUISIANA UNWIRED, LLC, a limited liability company organized under the laws of Louisiana with its principal place of business at One Lakeshore Drive, 19th Floor, Lake Charles, Louisiana 70629 ("LA UNWIRED"), and US UNWIRED INC., a corporation organized under the laws of Louisiana with its principal place of business at One Lakeshore Drive, 19th Floor, Lake Charles, Louisiana 70629 ("DEALER").

     WHEREAS, LA UNWIRED provides Personal Communications Service ("PCS") in the Lake Charles, Louisiana Basic Trading Area ("BTA").

     WHEREAS, DEALER desires to solicit prospective subscribers for LA UNWIRED'S PCS and desires to assume certain responsibilities relating to such solicitation.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, LA UNWIRED and DEALER hereby agree as follows:

1.  Definitions:

   The following terms when used herein shall have the following meanings:

   1.1 "Facilities" shall include, but not be limited to, the telecommunications switching equipment, cell site transceiver equipment and other equipment maintained, expanded, modified or replaced to render PCS to Subscribers in the Market Area.

   1.2 "Market Area" shall include the Lake Charles, Louisiana BTA. LA UNWIRED expressly reserves the right to unilaterally modify this Agreement in order to add or delete areas herefrom at any time upon at least 30 days advance notice.

   1.3 "Service" or "PCS" shall mean personal communications service provided by LA UNWIRED to Subscribers.

   1.4 "Subscriber" or "Subscriber Account" shall mean any party referred by DEALER to LA UNWIRED for PCS pursuant to this Agreement and to whom LA UNWIRED sells PCS.

2. Appointment of Dealer. LA UNWIRED hereby appoints DEALER to be an authorized dealer for the Service of LA UNWIRED, and DEALER shall be authorized to perform the functions of a dealer in accordance with this Agreement

3. Term. The term of this Agreement shall be for a period of one (1) year commencing on May 13th, 1998, the date of execution by LA UNWIRED (Initial
Term). Unless otherwise terminated pursuant to Section 17 hereof, this Agreement shall automatically renew for additional one year terms unless notice of non-renewal is received by either party prior to the expiration date of the then current one (1) year term.
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4. Duties and Responsibilities of DEALER. DEALER agrees that it shall perform the duties specified in this Agreement including, but not limited to, the following:

     4.1 Standards and Services. During the term of the Agreement, DEALER shall maintain the following standards and services.

          (A) DEALER shall operate a retail outlet and dedicate an appropriate amount of retail space and live demonstration units for viewing by the public. DEALER's outlet shall be professional in appearance and image.

          (B) DEALER shall use its best efforts at all times to promote and sell the Service of LA UNWIRED and shall abide by the highest standards of honesty, integrity, and fair dealing.

     4.2. Sale of Equipment. If DEALER sells or leases any type of equipment to Subscribers for use with the Service, DEALER shall be responsible for all aspects of such equipment, sale or leasing. LA UNWIRED shall have no responsibility or liability of any kind whatsoever to DEALER or to any Subscriber arising from the relationship between such Subscriber and DEALER, and DEALER agrees to indemnify and hold LA UNWIRED harmless for any such responsibility or liability, in addition to all expenses, cost and attorney fees incurred as a result thereof.

5. Non-Exclusivity. The appointment of DEALER by LA UNWIRED hereunder is non-exclusive with regard to both parties.

6. Commissions. Provided DEALER is not in material default hereunder, during the term of this Agreement, DEALER shall be entitled to commissions on all orders procured by DEALER for PCS. The rate of commissions payable to DEALER by LA UNWIRED and, if applicable, the timing of the payment of such commissions, the length of Subscriber Service required to earn commissions and all rules relating to the forfeiture or crediting of commissions shall be as set forth in Exhibit "A" and supplied to DEALER, as in effect from time to time. LA UNWIRED shall have the unilateral right to change and modify such commissions and other terms set forth in Exhibit "A," upon giving thirty (30) days' advance written notice to DEALER of such change. The only commissions to which DEALER is entitled are as set forth in Exhibit "A," provided, however, that LA UNWIRED may, in its sole discretion, establish bonus and incentive programs to supplement such commissions.

7. Placement and Acceptance of Orders. DEALER agrees to comply with all reasonable procedures prescribed by LA UNWIRED for the solicitation of subscribers, informational presentations to subscribers relating to PCS and the enrollment of subscribers. DEALER acknowledges that the prices, discounts, specifications, marketing policies and terms and conditions of sale prescribed by LA UNWIRED and utilized by DEALER may be amended by LA UNWIRED, in its sole discretion, from time to time, either in whole or in part.

8. Prices, Terms, and Conditions. DEALER shall offer PCS to potential subscribers at such prices and upon such terms and conditions as shall be set forth by LA UNWIRED in written descriptions or schedules supplied to DEALER. Such prices, terms, and conditions are subject to change by LA UNWIRED, in its sole discretion, upon thirty (30) days' written notice to DEALER, or upon rates being amended, accepted, or altered




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by any appropriate regulatory agency. DEALER shall not vary, offer to vary or compromise, or in any way represent that the prices and terms of PCS are other than as set forth on the schedules supplied to DEALER by LA UNWIRED, as amended from time to time.

9.  Compliance With Laws.

    9.1 DEALER shall comply with all applicable FCC rules, tariffs, and federal and local governmental rules and procedures relating to the sale of PCS, the sale, lease, installation, warranty service, and repair of PCS equipment, and the conduct of DEALER's PCS business. All advertising and promotion by DEALER shall be completely factual and shall conform to the highest ethical standards of advertising.

    9.2 DEALER shall adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct in all dealings with Subscribers, LA UNWIRED and the public, and shall refrain from engaging in any business advertising practice that may be injurious to the business of LA UNWIRED or other dealers, agents, contractors, or parties associated with LA UNWIRED and the goodwill associated therewith.

10. Billings and Collections. If applicable, all billing of LA UNWIRED Subscribers for PCS and, where appropriate, PCS equipment shall be made directly by LA UNWIRED and all remittances resulting from such direct Subscriber billings shall be the property of LA UNWIRED and shall be made payable to LA UNWIRED by such Subscribers; provided, however, that DEALER may directly bill those Subscribers for the sale of equipment owned by DEALER. To the extent applicable, LA UNWIRED retains for itself the sole right to bill and collect all monies and to settle all claims against such Subscribers, but shall not be obligated to proceed to enforce its claims beyond what, in LA UNWIRED's sole judgment, is commercially desirable. DEALER shall give LA UNWIRED reasonable cooperation and assistance in collecting accounts from Subscribers, but understands that it is without authority, and will not make allowances, adjustments or settlements in connection with such accounts or Subscribers without specific written prior approval of LA UNWIRED. PCS Subscriber payments or deposits shall be made to LA UNWIRED or its assignees, and any such payments or deposits received by DEALER shall be held in trust by DEALER for the benefit of LA UNWIRED and shall be transmitted promptly to LA UNWIRED.

11. Authority of DEALER. DEALER's authority shall be specifically limited to the items set forth in this Agreement. DEALER is not authorized to make any representations or warranties concerning PCS, any PCS plans or rates other than as expressly provided to DEALER in writing by LA UNWIRED and designated by LA UNWIRED as being available for presentation to prospective subscribers, established Subscribers or any other person or entity, nor any representations or warranties concerning PCS equipment except for those released in writing by the manufacturers of such equipment. DEALER shall not vary orally or in writing any standard terms and conditions appearing on any forms utilized by LA UNWIRED or DEALER relating to PCS.

12.  Relationship of LA UNWIRED and DEALER.

     12.1 Except for reasonable requirements imposed on DEALER by LA UNWIRED to ensure the high quality of service to be provided to PCS Subscribers, DEALER shall have the right to operate DEALER's business as DEALER sees fit, and shall hire employees and have the right to engage other personnel as DEALER may deem necessary or desirable, and DEALER shall exercise that sole and exclusive control and supervision of such persons. In addition, DEALER is free to engage in such other




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     business activities as DEALER may desire to pursue, so long as such other business activities do not interfere with DEALER's performance hereunder or violate the provisions hereof.

     12.2 DEALER will be responsible for the costs and expenses of conducting and operating DEALER's business and will comply with all applicable laws. LA UNWIRED shall not make any deductions, withholdings or contributions with respect to DEALER on account of social security, insurance, unemployment compensation or income or other tax, under any federal, state or local law applicable to the relationship of employer and employee.

     12.3 Except for the limited purposes expressly set forth herein, DEALER is in no way the legal representative or agent of LA UNWIRED for any purpose whatsoever, and has no right or authority to assume or create any obligation of any kind, express or implied, on behalf of LA UNWIRED, or to bind LA UNWIRED in any respect whatsoever.

13.  Termination.

     13.1 This Agreement shall automatically renew itself from year to year unless either party gives written notice of non-renewal at least ninety
     (90) days prior to expiration of the then current term, as provided in
     Section 3 above.

     13.2 In addition to the foregoing and except as otherwise provided herein, this Agreement is subject to termination as follows:

          (A) by mutual written consent of DEALER and LA UNWIRED;

          (B) if either party fails to perform any of its obligations as provided in this Agreement, or otherwise acts or fails to act in a manner that constitutes a material breach hereof, then the non-breaching party may give the other written notice of the circumstances constituting such breach and allow thirty (30) days for the other to cure same, except that this cure period shall not apply where this Agreement may be terminated immediately as provided herein. If such notice is provided and no cure has been effected within thirty (30) days therefrom, nor substantial efforts made to effect such cure within the thirty (30) day period where more than thirty (30) days are necessary therefor, the non-breaching party is entitled to terminate this Agreement at its sole discretion with no liability other than that incurred prior to such termination. The right of either party to terminate this Agreement in accordance with the provisions of this section are in addition to and not in derogation of any other rights or remedies to which such party may be entitled under this Agreement or by law;

     13.3 For purposes of this Agreement, a material breach by DEALER shall include, but is not limited to, the following:

          (A) filing a voluntary petition in bankruptcy or having an involuntary petition in bankruptcy filed and not dismissed within sixty (60) days after such filing;

          (B) making a general assignment to or for the benefit of creditors; or



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          (C) any illegal or dishonest acts of DEALER, or any material misrepresentations by DEALER.

     13.4 Notwithstanding any of the foregoing, UNWIRED specifically reserves the right to terminate this Agreement without cause at any time without advance notice, and in such event need not support such termination with any reasons whatsoever.

14. Obligations Following Termination. Upon the termination or expiration of this Agreement, all the rights and obligations of the parties hereunder shall cease without further liability, effective as of the date of termination, provided, however, that this Agreement shall still be valid as to any obligation arising prior to termination or expiration which is stated in this Agreement to, or by its nature is to, survive such termination or expiration. The parties shall cooperate with each other to expeditiously fulfill all such obligations.

15. Hold Harmless. Each party hereby agrees to defend, indemnify and hold the other party, its officers, employees, agents, successors and assigns, harmless from and against any damages, liabilities, claims, costs, and expenses of any and every kind and nature, including reasonable attorney fees, incident to or arising or resulting from the fault or negligent conduct of the indemnifying party, it's employees, agents, contractors, licensees, invitees, concessionaires or the conduct of the indemnifying party's business.

16. Warranty and Limitation of Liability.

     16.1 LA UNWIRED MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING ITS EQUIPMENT, FACILITIES OR SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. IT IS INTENDED BY THE PARTIES THAT THIS ARTICLE SHALL APPLY TO DEALER AND ANY SUBSCRIBERS, AND SHALL BE CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF LOUISIANA, NOTWITHSTANDING ITS CONFLICTS OF LAW RULES.

     16.2 LA UNWIRED shall have no liability to DEALER or any Subscriber for any loss, expense or damage arising out of or in connection with (i) mistakes, omissions, interruptions, errors, or defects in furnishing Services pursuant to this Agreement, (ii) failures or defects in the Facilities, or
     (iii) failure to maintain proper standards or maintenance and operation of the Facilities or to exercise reasonable supervision with respect to the operations of the Facilities.

     16.3 DEALER acknowledges that the Service provided pursuant to this Agreement is part of a rapidly changing industry and technology, and as such LA UNWIRED shall not be liable to DEALER or any Subscribers if changes in any of the Facilities, operations, equipment, procedures, or Services:
     (i) render obsolete any equipment or software provided by DEALER or any Subscribers in conjunction with the use of the Services; (ii) require modification or alteration of such equipment or software; or (iii) otherwise affect the performance of such equipment or software. LA UNWIRED will use reasonable efforts to give thirty (30) days advance written notice to DEALER of changes which LA UNWIRED reasonably anticipates will result in the conditions described in (i) and (iii).

17.  Miscellaneous.





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17.1 Notices. All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if in writing and when delivered personally or mailed by first class mail, postage prepaid, to the respective parties to this Agreement as follows:

     (a)  If to LOUISIANA UNWIRED, LLC:
          P.O. Box 3709
          Lake Charles, Louisiana 70602

     (b)  If to US UNWIRED INC.:
          P.O. Box 3709
          Lake Charles, Louisiana 70602

     The designation of the person to be so notified or the address of such person for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent. No other method of notice is precluded by this Section 17.1.

17.2 No Waiver. No failure or delay on the part of either party in exercising any right, power or privilege hereunder or under Exhibit "A" and no course of dealing between DEALER and LA UNWIRED shall preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which either party would otherwise have.

17.3 Entire Agreement and Amendments. This Agreement represents the entire Agreement between the parties hereto with respect to the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom endorsement of the change, waiver, discharge or termination is sought.

17.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of DEALER and LA UNWIRED and their successors and assigns. Neither party is prohibited or restricted from assigning rights or participation hereunder, or any portion hereof.

17.5 Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provision held invalid shall be severed from this Agreement. If the provision held invalid can be replaced with a provision of substantially the same effect and which is valid, the parties agree to execute a written amendment incorporating such valid provision herein which amendment shall be deemed to comply with Section 23.3 hereof.




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17.6 Descriptive Headings. The descriptive heading of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

17.7 Concerning Law. This Agreement and the rights and obligations of the parties hereunder and under Exhibit "A" shall be construed in accordance with and shall be governed by the laws of the State of Louisiana, notwithstanding its conflicts of law rules.

17.8 Consent to Jurisdiction, Service, and Venue. For the purpose of enforcing obligations hereunder or otherwise in connection herewith, both parties consent to the jurisdiction and venue of the 14th Judicial District Court, Calcasieu Parish, State of Louisiana.

17.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

17.10 Attorney's Fees. In the event an action is commenced by either party to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to reimbursement from the other party of its costs, expenses and reasonable attorneys' fees incurred in relation to such action.

17.11 Assignment. This Agreement shall be freely assignable by either party without the written consent of the other party.

AGREED TO AND ACCEPTED as of the day and year first above written.

                                LOUISIANA UNWIRED, LLC


                                By: /s/ Robert Piper
                                   _______________________________
                                Title: Manager/President


                                US UNWIRED INC.

                                By:  /s/ Thomas G. Henning
                                   _______________________________
                                Title: Secretary





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                                   EXHIBIT A

     In accordance with Section 6 of this Agreement, the rate of commission payable to DEALER by LA UNWIRED is as follows:

     The amount of commission will be based on net number of Subscribers placed on PCS in a one month period starting the first day of the month, ending the last day of the month. Such amount shall be One Hundred Fifty and No/100 Dollars ($150.00) per PCS number activated by DEALER.



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